[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchases in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Co
Subject to Rule 10f-3 Under the Investment Company Act of 1940
ALLIANCE TECHNOLOGY FUND

10f-3 TRANSACTIONS FOR THE PERIOD DECEMBER 1, 1996 THROUGH DECEMBER 31, 1996
                                                                         Total
                                                              Shares     Shares  % of Issue                      Shares
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                       Held
Security                  PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)              12/31/96
Versatility Inc.          12/12/96 4,700    0.01%    $15.00   4,700      2,200   0.21%    Merrill Lynch          0

10f-3 TRANSACTIONS FOR THE PERIOD JANUARY 1, 1997 THROUGH FEBRUARY 28, 1997
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                       Held
Security                  PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)              02/28/97
Ilogy SA                  02/14/97 24,800   0.02%    $11.00   25,400     2,500   1.02%    Cowen & Co.            0

10f-3 TRANSACTIONS FOR THE PERIOD MARCH 1, 1997 THROUGH MAY 31, 1997
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                       Held
Security                  PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)              05/31/97
Neo Magic                 03/13/97 29,300   0.03%    $12.00   32,600     3,000   1.09%    Cowen & Co.            0

10f-3 TRANSACTIONS FOR THE PERIOD JUNE 1, 1997 THROUGH AUGUST 31, 1997
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                       Held
Security                  PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)              08/31/97
RWD Technologies          06/19/97 10,700   0.01%    $13.00   17,400     3,000   0.58%    Blair Williams         0
Peritus Software          07/01/97 21,100   0.02%    $16.00   34,300     3,500   0.01%    Montgomery Sec.        0

10f-3 TRANSACTIONS FOR THE PERIOD SEPTEMBER 1, 1997 THROUGH OCTOBER 5, 1997
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                       Held
Security                  PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)              10/05/97

10f-3 TRANSACTIONS FOR THE PERIOD OCTOBER 6, 1997 THROUGH NOVEMBER 30, 1997
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                       Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)              11/30/97
Taiwan Semiconductor      10/08/97 844,700  0.00%    $24.78   872,200    13,600  6.41%    Goldman Sachs          2,164,700
Tech Data                 11/10/97 270,400  0.00%    $42.00   283,700    3,500   8.11%    Goldman Sachs          335,400
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1-Purchase may not exceed 3% of Fund's Total Assets.
2-Purchases by all Alliance Funds may not exceed the greater of (i) 4% of the principal amount of the offering or (ii) $500,000 in principal amount, but in no event may exeed 10% of the principal amount of the offering.
* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.
**Indicates the puchase of an Eligible Rule 144A Security.
1) Purchases by all Alliance Funds, including the Fund, may not exceed: (a) if purchased in an offering than an Eligible Rule 144A Offering, 25% of the principal amount of the offering of such class; or (b) if purchased in an
Eligible Rule 144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by the underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent public offering.